UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2016

OncoSec Medical Incorporated

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5820 Nancy Ridge Drive San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2016, Dr. Robert Pierce notified OncoSec Medical Incorporated (the “Company”) that he will resign as Chief Scientific Officer of the Company effective June 18, 2016.  He will remain an officer and an employee of the Company until that date.  Immediately thereafter, Dr. Pierce will transition to the role of Chief Scientific Strategist and continue to support the Company in a consulting capacity.

Dr. Pierce and the Company entered into a Separation, Release, and Consulting Agreement (the “Agreement”) on April 15, 2016 (the “Agreement Effective Date”). Under the Agreement, Dr. Pierce’s employment with the Company, and the Executive Employment Agreement between the Company and Dr. Pierce (the “Employment Agreement”), will terminate on June 18, 2016 (the “Transition Date”). Dr. Pierce will not receive any severance pay from the Company relating to the Employment Agreement. The Agreement includes a release signed by Dr. Pierce in favor of the Company (subject to his statutory rights).

Pursuant to the Agreement, as Chief Scientific Strategist, Dr. Pierce will provide the Company certain services beginning on the Transition Date, including reviewing data and advising on the Company’s preclinical and clinical development strategies, providing medical and scientific guidance, fostering relationships with collaborators and key opinion leaders, and serving as the chair of the Company’s Scientific Advisory Board. Dr. Pierce will be compensated for services at a rate of $30,000 per month, plus certain reimbursable expenses. His equity awards will, by their terms, continue to vest during the time he is serving as Chief Scientific Strategist.

The term of the Agreement is one (1) year from the Transition Date unless the Agreement is (a) terminated earlier by either party in the event of an uncured breach of the Agreement, or (b) terminated earlier by either party for convenience.  Under the Agreement, Dr. Pierce is entitled to receive the compensation he would have earned during the remainder of the term if he terminates due to a breach by the Company or if the Company terminates for convenience.

Item 7.01                                           Regulation FD Disclosure.

On April 15, 2016, the Company issued a press release announcing Dr. Pierce’s notice of resignation as an officer of the Company and his subsequent transition to a consulting role as Chief Scientific Strategist. The text of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information disclosed under this Item 7.01, including the text of the press release attached as Exhibit 99.1 hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing with the Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference therein.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by OncoSec Medical Incorporated dated April 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2016		OncoSec Medical Incorporated

	By:	/s/ Punit Dhillon
		Name:	Punit Dhillon
		Title:	President and Chief Executive Officer (Principal Executive Officer)